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                                                                    Exhibit 11.1

                            CELL THERAPEUTICS, INC.
                         (A Development Stage Company)
                       Computation of Net Loss Per Share

                                              Three Months Ended September 30,        Nine Months Ended September 30,
                                              --------------------------------        -------------------------------
                                                 1996               1995                  1996              1995
                                              --------------------------------        -------------------------------
Net loss                                      $(5,094,025)        $(4,863,107)        $(12,729,578)      $(14,095,176)
                                              ================================        ===============================

Weighted average common shares outstanding     17,300,574          16,581,959          17,283,564          16,541,013
                                              ================================        ===============================
Net loss per share                            $     (0.29)        $     (0.29)        $     (0.74)         $    (0.85)
                                              ================================        ===============================